                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of March 31, 2004

                                 By and Between

                                GREY WOLF, INC.,
                                 as the Company,


                                       and


                               D/I PERFENSA INC.,

                                DI ENERGY, INC.,

                        GREY WOLF DRILLING COMPANY L.P.,

                         GREY WOLF INTERNATIONAL, INC.,

                           GREY WOLF HOLDINGS COMPANY,

                                 GREY WOLF LLC,

                       GREY WOLF MEXICO HOLDINGS LLC, and

                           MURCO DRILLING CORPORATION,

                               as the Guarantors,


                                       and


                        DEUTSCHE BANK SECURITIES INC. and

                         CREDIT SUISSE FIRST BOSTON LLC

                            as the Initial Purchasers
           Floating Rate Contingent Convertible Senior Notes Due 2024

                                TABLE OF CONTENTS

1.       Definitions.......................................................................1

2.       Shelf Registration................................................................4

3.       Liquidated Damages................................................................6

4.       Registration Procedures...........................................................7

5.       Registration Expenses............................................................14

6.       Indemnification..................................................................14

7.       Rules 144 and 144A...............................................................18

8.       Underwritten Registrations.......................................................18

9.       Miscellaneous....................................................................19

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "AGREEMENT") is dated as of March 31, 2004, by and between GREY WOLF, INC., a Texas corporation (the "COMPANY"), each of the subsidiaries listed on Schedule A attached hereto (each a "GUARANTOR" and, collectively, the "GUARANTORS"), and DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE FIRST BOSTON LLC (together, the "INITIAL PURCHASERS").

         This Agreement is entered into in connection with that certain Purchase Agreement, dated March 25, 2004 (the "PURCHASE AGREEMENT"), by and between the Company, the Guarantors and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of $100,000,000 aggregate principal amount of the Company's Floating Rate Contingent Convertible Senior Notes Due 2024 (the "FIRM SECURITIES"), which are convertible into common stock of the Company, par value $0.10 per share (together with the Rights (as defined in the Purchase Agreement), the "UNDERLYING SHARES"), plus up to an additional $25,000,000 aggregate principal amount of the same which the Initial Purchasers may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the "OPTION SECURITIES" and together with the Firm Securities, the "SECURITIES"). The Securities are being issued pursuant to an Indenture dated as of the date hereof (the "INDENTURE"), by and between the Company and JPMorgan Chase Bank, as trustee.

         In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and Guarantors have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and certain subsequent holder or holders of the Securities or Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Firm Securities under the Purchase Agreement.

         The parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         AGREEMENT: See the first introductory paragraph hereto.

         AMOUNT OF REGISTRABLE SECURITIES: (a) With respect to Securities constituting Registrable Securities, the aggregate principal amount of all such Securities outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture relating to the Securities upon the conversion of which such Underlying Shares were issued) in effect at the time of computing the Amount of Registrable Securities or, if no such Securities are then outstanding, the last Conversion Price that was in effect under such Indenture when any such Securities were last outstanding, and (c) with respect to combinations thereof, the sum of (a) and
(b) for the relevant Registrable Securities.

         BUSINESS DAY: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York or Houston, Texas are authorized or required by law to be closed.

         CLOSING DATE: March 31, 2004.

         COMPANY: See the first introductory paragraph hereto.

         DAMAGES PAYMENT DATE: See Section 3(c) hereof.

         DEPOSITARY: The Depository Trust Company until a successor is appointed by the Company.

         EFFECTIVENESS DATE: The 180th day after the Closing Date.

         EFFECTIVENESS PERIOD: See Section 2(a) hereof.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         FILING DATE: The 90th day after the Closing Date.

         GUARANTORS: See the first introductory paragraph hereto.

         HOLDER: Any holder of Registrable Securities.

         INDEMNIFIED HOLDER: See Section 6 hereof.

         INDEMNIFIED PERSON: See Section 6 hereof.

         INDEMNIFYING PERSON: See Section 6 hereof.

         INDENTURE: See the second introductory paragraph hereto.

         INITIAL PURCHASERS: See the first introductory paragraph hereto.

         INITIAL SHELF REGISTRATION: See Section 2(a) hereof.

         INSPECTORS: See Section 4(n) hereof.

         LIQUIDATED DAMAGES: See Section 3(a) hereof.

         NASD: See Section 4(q) hereof.

         NOTICE AND QUESTIONNAIRE: means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum of the Company dated March 25, 2004 relating to the Securities.

         PERSON: An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         PURCHASE AGREEMENT: See the second introductory paragraph hereto.

         QIU: See Section 4(q) hereof.

         RECORDS: See Section 4(n) hereof.

         REGISTRABLE SECURITIES: All Securities and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Securities and Underlying Shares having been declared effective by the SEC and such Securities and Underlying Shares having been disposed of in accordance with such effective Registration Statement, (ii) such Securities and Underlying Shares having been sold in compliance with Rule 144 or could (except with respect to affiliates of the Company within the meaning of the Securities Act) be sold in compliance with Rule 144(k), or (iii) such Securities and any Underlying Shares ceasing to be outstanding.

         REGISTRATION DEFAULT: See Section 3(a) hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         RULE 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         RULE 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         RULE 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC: The Securities and Exchange Commission.

         SECURITIES: See the second introductory paragraph hereto.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         SELLING HOLDER: On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

         SHELF REGISTRATION: See Section 2(b) hereof.

         SHELF REGISTRATION STATEMENT: See Section 2(b) hereof.

         SUBSEQUENT SHELF REGISTRATION: See Section 2(b) hereof.

         TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         TRUSTEE: The Trustee under the Indenture.

         UNDERLYING SHARES: See the second introductory paragraph hereto.

         UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       Shelf Registration.

         (a) Shelf Registration. The Company and the Guarantors shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "INITIAL SHELF REGISTRATION") on or prior to the Filing Date.

         The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company and the Guarantors shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

         The Company and the Guarantors shall use all reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the date that is two years from the Closing Date (as it may be shortened pursuant to clause (i) or clause (ii) immediately following, the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all of the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act, or any successor provision, or (y) cease to be outstanding, or (iii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

         (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company and the Guarantors shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Company and the Guarantors shall use all reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein, the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "SHELF REGISTRATION STATEMENT" means any Registration Statement filed in connection with a Shelf Registration.

         (c) Supplements and Amendments. The Company and the Guarantors shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

         (d) Notice and Questionnaire. Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 4 hereof. Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company and the Guarantors shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within five (5) Business Days of such delivery date:

                  (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Guarantors shall file a post-effective amendment to the Shelf Registration Statement, use all reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed;

                  (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and

                  (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

provided that if such Notice and Questionnaire is delivered during a Deferral Period (as defined in Section 3(b)), the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period. Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder as a selling security holder in a Shelf Registration Statement that has not delivered a Notice and Questionnaire to the Company in accordance with this Section 2(d) and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

3.       Liquidated Damages.

         (a) The Company and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company and the Guarantors fail to fulfill certain of their obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages on the Registrable Securities ("LIQUIDATED DAMAGES") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "REGISTRATION DEFAULT"):

                  (i) if the Initial Shelf Registration is not filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities;

                  (ii) if the Initial Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities; and

                  (iii) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than as permitted under Section 3(b)), then Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities;

provided, however, that Liquidated Damages on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii) or (iii) at any one time; and provided further, however, that (1) upon the filing of the Initial Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3), (2) upon the effectiveness of the Initial Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3), or (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (a)(iii) of this Section 3), Liquidated Damages on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, no Liquidated Damages shall accrue on any Registrable Securities that are then covered by an effective Shelf Registration Statement.

         (b) Notwithstanding paragraph (a) of this Section 3, the Company shall be permitted to suspend the effectiveness of a Registration Statement covering the Registrable Securities for any reason whatsoever for up to 30 consecutive days (the "DEFERRAL PERIOD") in any 90 day period, for a total of not more than 90 days in any twelve-month period, without paying Liquidated Damages.

         (c) So long as Securities remain outstanding, the Company shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 3 will be payable in cash quarterly on each January 1, April 1, July 1 and October 1 (each, a "DAMAGES PAYMENT DATE"), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to Holders to whom regular interest is payable on such Damages Payment Date, with respect to Securities that are Registrable Securities, and to Persons that are registered Holders on the March 15, June 15, September 15 or December 15 immediately prior to a Damages Payment Date with respect to Underlying Shares that are Registrable Securities. The amount of Liquidated Damages for Registrable Securities will be determined by multiplying the applicable rate of Liquidated Damages by the Amount of Registrable Securities outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

4.       Registration Procedures.

         In connection with the filing of any Registration Statement pursuant to
Section 2 hereof, the Company and the Guarantors shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company and the Guarantors hereunder the Company and the Guarantors, as applicable, shall:

         (a) Prepare and file with the SEC, on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use all reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto (excluding materials filed pursuant to the Exchange Act and incorporated by reference therein), the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least five Business Days prior to such filing, or such later date as is reasonable under the circumstances) and if such proposed filings contain material non-public information, such persons must enter into a confidentiality agreement with respect to such information if reasonably requested by the Company. The Company and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters, if any, shall reasonably object.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented. The Company and the Guarantors shall be deemed not to have used all reasonable efforts to keep a Registration Statement effective during the Effectiveness Period if any of them voluntarily takes any action that would result in Selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required by applicable law or unless the Company and the Guarantors comply with this Agreement, including without limitation the provisions of
Section 4(k) hereof.

         (c) Notify the Selling Holders, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriter or underwriters, if any, promptly (but in any event within two Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company's or any Guarantor's determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use all reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use all reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment, and provide immediate notice to the Selling Holders and the managing underwriter or underwriters, if any, of the withdrawal of any such order.

         (e) If requested by the managing underwriter or underwriters, if any, or the Holders of the majority in Amount of Registrable Securities being sold in connection with an underwritten offering (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), or such Holders reasonably determine is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

         (f) Furnish to each Selling Holder, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriter or underwriters, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (g) Deliver to each Selling Holder, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriter or underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second paragraph of Section 4(s) hereof, the Company and the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the managing underwriter or underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, to use all reasonable efforts to register or qualify, to the extent required by applicable law, and to cooperate with the Selling Holders and the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters, if any, reasonably request; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company and the Guarantors agree to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company and the Guarantors shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

         (i) Cooperate with the Selling Holders and the managing underwriter or underwriters, if any, and their respective counsel to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

         (j) Use all reasonable efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Selling Holder or Holders thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company and the Guarantors will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

         (k) Upon the occurrence of any event contemplated by paragraph 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

         (m) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the managing underwriter or underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and the Guarantors and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the managing underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; and
(iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72. The above shall be done as and to the extent required by such underwriting agreement.

         (n) Make available for inspection by any Selling Holder of such Registrable Securities being sold, any managing underwriter or underwriters participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such Selling Holder or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

         (o) Provide (i) the Holders of the Registrable Securities to be included in such Registration Statement and not more than one counsel for all the Holders of such Registrable Securities chosen in accordance with Section 5(b), (ii) the managing underwriter or underwriters (which term, for purposes of this Registration Rights Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (iii) the sales or placement agent, if any, thereof, and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

         (p) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (q) Cooperate with each Selling Holder of Registrable Securities covered by any Registration Statement and the managing underwriter or underwriters, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU") as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of
Section 4(n) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

         (r) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities and their respective counsel to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use all reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

         (s) Use all reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

         Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Selling Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not misleading and any other information regarding such Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such additional information regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such registration the Registrable Securities of any Selling Holder if such Holder fails to furnish such additional information within 20 Business Days after receiving such request. Each Selling Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the Company suspending the effectiveness of the Registration Statement pursuant to Section 3(b) hereof, or upon the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5.       Registration Expenses.

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors shall be borne by the Company and the Guarantors, as the case may be, including, without limitation,
(i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in
Section 4(h) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of the majority in Amount of Registrable securities included in any Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company,
(v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit,
(x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it, and the Company shall not be responsible for the fees and expenses of any counsel for the managing underwriter or underwriters, if any.

         (b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of either (i) Akin Gump Strauss Hauer & Feld LLP or (ii) not more than one counsel chosen by the Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement.

6.       Indemnification.

         The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless (i) each Holder (which, for the absence of doubt, for purposes of this Section 6 shall include the Initial Purchasers), (ii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON"),

(iii) the respective officers, directors, partners, employees, representatives and agents of any Holder (including any predecessor holder)or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), against any losses, claims, damages or liabilities to which such Indemnified Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances in which they were made; provided, however, that the Company and the Guarantors will not be liable under this paragraph, (x) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any such Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus in reliance upon and in conformity with written information relating to any Holder furnished to the Company by or on behalf of such Holder specifically for use therein or (y) with respect to any untrue statement or alleged untrue statement, or omission or alleged omission made in any preliminary prospectus if the person asserting any such loss, claim, damage or liability who purchased Registrable Securities which are the subject thereof did not receive a copy of the Prospectus (or of the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis) at or prior to the written confirmation of the sale of such Registrable Securities to such person and, in any case where such delivery is required by applicable law and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the Prospectus (or the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis). The Company shall notify such Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or such Indemnified Holder.

         The Company and the Guarantors agree, jointly and severally, to reimburse each Indemnified Holder upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Registrable Securities, whether or not such Indemnified Holder is a party to any action or proceeding. In the event that it is finally judicially determined that an Indemnified Holder was not entitled to receive payments for legal and other expenses pursuant to this paragraph, such Indemnified Holder will promptly return all sums that had been advanced pursuant hereto.

         Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their respective directors and officers and each Person who controls the Company or the Guarantors (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the indemnity provided in the first paragraph of this Section 6 from the Company and the Guarantors to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either of the first and third paragraphs of this Section 6, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "INDEMNIFYING PERSON") in writing. No indemnification provided for in the first or third paragraphs of this Section 6 shall be available to any Person who shall have failed to give notice as provided in this paragraph if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Person or Persons from any liability which it or they may have to the Indemnified Person for contribution or otherwise than on account of the provisions of the first and third paragraphs of this Section 6. In case any such proceeding shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person and shall pay as incurred (or within 30 days of presentation) the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Person shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the Indemnified Person in the event (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Indemnifying Person shall have failed to assume the defense and employ counsel reasonably acceptable to the Indemnified Person within a reasonable period of time after notice of commencement of the action. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Persons. Such firm shall be designated in writing by a majority in Amount of Registrable Securities in the case of parties indemnified pursuant to the first paragraph of this Section 6 and by the Company in the case of parties indemnified pursuant to the third paragraph of this Section 6. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. In addition, the Indemnifying Person will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding.

         To the extent the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under the first or third paragraph of this Section 6 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, except by reason of the exceptions set forth in the first or third paragraphs of this Section 6 or the failure of the Indemnified Person to give notice as required in the fourth paragraph of this Section 6, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand from the offering of the Securities pursuant to the Purchase Agreement and the Registrable Securities pursuant to any Shelf Registration. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and any Indemnified Holder on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) received by the Company and the Guarantors from the offering and sale of the Securities bear to the total net proceeds received by such Indemnified Holder from sales of Registrable Securities giving rise to such obligations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or such Indemnified Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to the immediately preceding paragraph of this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim or enforcing any rights hereunder. Notwithstanding the provisions of this paragraph and the immediately preceding paragraph of this Section 6, (i) in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the offering or sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         Except as otherwise provided in this Section 6, any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Section 6 shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred (or within 30 days of presentation).

         The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company and the Guarantors, their respective officers or directors or any other Person controlling the Company or any of the Guarantors and (iii) acceptance of and payment for any of the Registrable Securities.

7. Rules 144 and 144A. The Company and each Guarantor covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company or such Guarantor is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company and each Guarantor further covenants that, for so long as any Registrable Securities remain outstanding, it will use all reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company or any Guarantor to register any of its securities pursuant to the Exchange Act.

8.       Underwritten Registrations.

         If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Company; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Holders of the majority in Amount of Registrable Securities to be included in such offering.

         No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.       Miscellaneous.

         (a) No Inconsistent Agreements. The Company and the Guarantors have not, as of the date hereof, and the Company and the Guarantors shall not, after the date of this Agreement, enter into any agreement with respect to any of their respective securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

         (b) Adjustments Affecting Registrable Securities. The Company and the Guarantors shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company, the Guarantors and the Holders of not less than the majority in Amount of Registrable Securities; provided, however, that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company, the Guarantors and each Holder (including, in the case of an amendment, modification or supplement of Section 6, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

         (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                  (i) if to a Holder of Registrable Securities, at the most current address of such Holder set forth on the records of the registrar under the Indenture, in the case of Holders of Securities, and the stock ledger of the Company, in the case of Holders of common stock of the Company, unless, in either such case, any Holder shall have provided notice information in a Notice and Questionnaire or any amendment thereto, in which case such information shall control.

                  (ii) if to the Initial Purchasers:

                                    Deutsche Bank Securities Inc.
                                    31 West 52nd Street
                                    New York, New York  10019

                                    Facsimile No.: (212) 469-2929
                                    Attention:  General Counsel

                  with copies to:

                                    Akin Gump Strauss Hauer & Feld LLP
                                    1700 Pacific Avenue, Suite 4100
                                    Dallas, Texas 75201
                                    Facsimile No.: (214) 969-4343
                                    Attention:  Seth R. Molay, P.C.

                  (iii) if to the Company or the Guarantors:

                                    Grey Wolf, Inc.
                                    10370 Richmond Avenue, Suite 600
                                    Houston, Texas 77042
                                    Facsimile No.:  (713) 435-6171
                                    Attention:  Chief Financial Officer

                  with copies to:

                                    Porter & Hedges, L.L.P.
                                    700 Louisiana St., Suite 3500
                                    Houston, Texas 77002-2764
                                    Facsimile No.: (713) 228-1331
                                    Attention:  Nick D. Nicholas

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile during normal business hours, and otherwise on the next Business Day during normal business hours.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS SITTING IN MANHATTAN, NEW YORK CITY, THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) Third-Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

         (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company and the Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                                     GREY WOLF INC.


                                       By:
                                           -------------------------------------
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer


                                       GREY WOLF DRILLING COMPANY L.P.

                                           BY: GREY WOLF HOLDINGS COMPANY,
                                               ITS SOLE GENERAL PARTNER


                                       By:
                                           -------------------------------------
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer


                                       GREY WOLF LLC

                                           BY: GREY WOLF HOLDINGS COMPANY,
                                               ITS SOLE MEMBER


                                       By:
                                           -------------------------------------
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer


                                       GREY WOLF HOLDINGS COMPANY


                                       By:
                                           -------------------------------------
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer


                                       MURCO DRILLING CORPORATION


                                       By:
                                           -------------------------------------
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer


               [Signature Page to Registration Rights Agreement]

                                       GREY WOLF INTERNATIONAL, INC.


                                       By:
                                           -------------------------------------
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer


                                       DI/PERFENSA INC.


                                       By:
                                           -------------------------------------
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer


                                       DI ENERGY, INC.


                                       By:
                                           -------------------------------------
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer


                                       GREY WOLF MEXICO HOLDINGS LLC


                                       By:
                                           -------------------------------------
                                           David W. Wehlmann, Manager










               [Signature Page to Registration Rights Agreement]

                                       The foregoing Registration
                                       Rights Agreement is hereby
                                       confirmed and accepted as
                                       of the date first above
                                       written.

                                       DEUTSCHE BANK SECURITIES INC.
                                       CREDIT SUISSE FIRST BOSTON LLC

                                       By:  DEUTSCHE BANK SECURITIES INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                                    Authorized Officer

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                                    Authorized Officer

                                   SCHEDULE A


                         Grey Wolf Drilling Company L.P.

                                  Grey Wolf LLC

                           Grey Wolf Holdings Company

                           Murco Drilling Corporation

                          Grey Wolf Mexico Holdings LLC

                          Grey Wolf International, Inc.

                                D/I Perfensa Inc.

                                 DI Energy, Inc.







                                       A-1